PLM INTERNATIONAL, INC.

                 DIRECTORS' 2000 NONQUALIFIED STOCK OPTION PLAN

         1.       Purpose

         The purpose of this Directors' 2000 Nonqualified Stock Option Plan (the "Plan") is to motivate and reward those directors of PLM International, Inc. (the "Company") who are not employees of the Company or of any parent or subsidiary of the Company eligible for participation in the PLM International, Inc. 1998 Management Stock Compensation Plan, by granting each such director on February 1, 2000, an option to purchase 8,000 shares of the Company's common stock, and thereafter, each February 1, beginning February 1, 2001, an option to purchase 10,000 shares of the Company's common stock, all such grants subject to paragraph 5 below. This Plan is intended as an addition to and not as a replacement of the Directors' 1995 Nonqualified Stock Option Plan.

         2.       Effective Date; Term of Plan; Prior Plan

                  (a) This Plan was adopted by the Company's Board of Directors (the "Board") on February 1, 2000, effective as of February 1, 2000. No options shall be granted after termination of the Plan, but termination shall not affect rights and obligations under then-outstanding options.

                  (b) If applicable, the benefits under this Plan are intended as an addition to, not as a replacement of, the Directors' 1995 Nonqualified Stock Option Plan which plan and options remain in full force and effect according to the terms therein.

         3.       Shares Subject to Plan

         Subject to the other provisions of this Plan, the total number of shares with respect to which options may be granted under this Plan shall be 70,000 shares of the Company's common stock, $.01 par value ("Common Shares"); provided, however, that such number and kind of shares shall be appropriately adjusted in accordance with paragraph 11(b). Shares delivered to an optionee by the Company upon exercise of options may be previously unissued shares or repurchased shares. All shares issued upon the exercise of any option granted under this Plan, whatever their source, shall be counted against the 70,000-share limit, provided, however, options which lapse or are surrendered pursuant to the terms of this Plan shall be available for reissue under the Plan.

         4.       Administration

                  (a) Board to Administer. This Plan shall be administered by the Board.

                  (b) Voting. A majority of the Board shall constitute a quorum for the purposes of this Plan. Provided a quorum is present, the Board may take action by consent of a majority of its disinterested members present at a meeting. Meetings may be held telephonically as long as all parties are able to hear one another, and a member of the Board shall be "present" for purposes of the preceding sentence if he or she is in simultaneous communication by telephone with the other members, provided, again, that all parties are able to hear one another.

                  (c) Tasks of Board in Administering Plan. Without limiting the generality of the foregoing, and unless stated elsewhere in this Plan, the Board shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, to: (i) authorize any person to execute an option agreement with respect to an option; (ii) interpret the Plan; and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (d) Reports. Unless otherwise decided by the Board, the Board shall cause written summaries of stock option grants under this Plan to be maintained as follows: (i) all grants shall be summarized into a single schedule; (ii) annually within 60 days of the end of the calendar year, all outstanding exercised options shall be summarized in a single schedule; and
(iii) at any additional time, within the Board's discretion, all stock option grants and exercises shall be summarized.

                  (e) Delegation. The Board may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. The Board may also make whatever rules and regulations it deems useful to administer the Plan. Any decision or action of the Board in connection with the Plan or any options granted, or shares purchased, under the Plan, shall be final and binding.

         5.       Eligibility

                  (a) Only Outside Directors May Receive Options. Stock options shall be granted under this Plan only to persons who at the time of grant are directors of the Company but not employees of the Company or of any parent or subsidiary of the Company.

                  (b) All Such Directors to Receive Options on a Non-discretionary Basis. Each director of the Company who is eligible under paragraph 5(a) above shall be granted on February 1, 2000, an option to purchase 8,000 Common Shares. Thereafter, each February 1, beginning February 1, 2001, each director of the Company who is eligible under paragraph 5(a) above shall be granted an option to purchase 10,000 Common Shares. If on the grant date the number of shares available for grant under this Plan is insufficient to provide each eligible director an option to purchase 10,000 shares, options shall be granted pro rata to each eligible director to the extent shares are available under the Plan.

         6.       Grant of Options and Limitations

                  (a) General Rules. As soon as practical after the date of the grant of each option, the optionee and the Company shall enter into a written agreement (the "Option Agreement") that shall specify the date of the grant, the number of shares are covered by the option, the option price, and the other terms and conditions of the option grant.

                  (b) Not Incentive Stock Options. All of the options granted under this Plan shall be nonqualified options not qualifying for the benefits, and not subject to the requirements, of incentive stock options under Sections 422A, 421(a), and 425 of the Internal Revenue Code of 1986.

         7.       Terms and Conditions of Option.

                  Options granted under this Plan shall be subject to the following terms and conditions, and to any other terms and conditions, consistent with this Plan, that the Board imposes when the option is granted:

                  (a) Time of Exercise. Options shall be exercisable as follows:

         If the optionee continues
         to be a director of the
         Company or of a parent or
         subsidiary of the Company                   With respect to each
         on such date, the option                    grant of shares as
         shall become exercisable on                 shown below

         first anniversary of grant date             1/3 of shares granted

         second anniversary of grant date            1/3 of shares granted

         third anniversary of grant date             1/3 of shares granted

                  (b) Price. The price to be paid by the option-holder for shares issued pursuant to the exercise of any option granted under this Plan (the "Exercise Price") shall be the closing price of the Common Stock on the American Stock Exchange or other national stock exchange as of the date as of which the option is granted, which price shall be specified in the Option Agreement.

                  (c) Option Term. The term of any option granted under the Plan shall be from the date of grant through a date no later than January 31, 2010.

                  (d) Method of Exercise. Pursuant to the terms of any Option Agreement, options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares being purchased and accompanied by payment in full of the exercise price for the shares. Payment may be in cash, by check, or by delivery to the Company of Common Shares previously owned by the optionee (duly endorsed in favor of the Company or accompanied by a duly endorsed stock power), or by a combination of the above. (Any Common Share used by the optionee to exercise an option shall be valued at fair market value as of the date of exercise of the option.) Notwithstanding anything in this Plan to the contrary, in the event an optionee seeks to exercise options under the Plan, the Company and optionee may agree that the Company shall pay to the option holder an amount of cash equal to the number of Common Shares as to which exercise was sought multiplied by the excess of (i) the market price of Common Shares at close of business on the day prior to the date of such exercise over (ii) the Exercise Price, whereupon such option shall cease to be exercisable as to all Common Shares as to which exercise was sought. This provision shall be set forth in any Option Agreement entered into between the Company and the optionee.

                  (e) Nontransferability of Options. An option granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder of the option, only by such holder. More particularly, but without limiting the generality of the foregoing, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of any option contrary to the provisions of this Plan, and any levy of any attachment or similar process upon an option, will be null and void, and otherwise without effect, and the Board may, in its sole discretion, upon the happening of any such event, terminate such option forthwith.

                  (f) Optionee Not a Shareholder Until Exercise. An optionee shall not have any of the rights of a shareholder with respect to the shares covered by his or her option shall have been exercised and such shares shall have been issued to him or her (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) pursuant to the exercise of the option.

                  (g) Exercise After Ceasing to be a Director. If an optionee ceases to be director of the Company, or of a parent or subsidiary of the Company, for any reason other than death, options held by the optionee at the date of such ceasing to be a director may, but only if they were exercisable immediately before such ceasing to be a director, be exercised, in whole or in part, within six months (12 months if the optionee ceases to be a director of the Company or of any parent or subsidiary of the Company due to the optionee's permanent and total disability) after the date of such ceasing to be a director; provided, however, that in no case may an option be exercised after its Expiration Date, if that occurs first. An optionee shall be considered permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expect to result in death, or that has lasted or can be expected to last for a continuous period of not less than 12 months, but in either case only as evidenced by the optionee's receipt of disability under Social Security.

                  (h) Exercise Upon Death. If an optionee dies while a director of the Company or of a parent or subsidiary of the Company, or within the period that the option remains exercisable after ceasing to be a director, those options held by the optionee at the date of his or her death that, at such date, were immediately exercisable by him or her, may be exercised in whole or in part by the optionee's personal representative or by the person to whom the option is transferred by will or the laws of descent or distribution, at any time prior to their Expiration Date or, if earlier, within one year after the death of the optionee.

                  (i) Termination. Any options that cease to be exercisable under paragraphs (g) or (h) of this paragraph 7 will terminate as of that date that the options are no longer exercisable.

         8.       Compliance with Securities Laws

         The Company shall not be obligated to offer or sell any shares upon exercise of an option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the General Rules and Regulations promulgated thereunder. The offer or sale of any shares upon exercise of an option shall further be subject to approval by the Company's counsel with respect to such compliance. The Company shall have no obligation to register under the federal securities laws any shares acquired upon exercise of any option granted under this Plan, or to take any other steps necessary to enable shares to be offered and sold under federal or other securities laws. Prior to the transfer by the Company of any shares upon the exercise of all or any portion of an option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the option shares, or subsequent transfers of any interest in the shares, to comply with applicable securities laws. Stock certificates evidencing shares acquired under this Plan or upon exercise of options granted under this Plan shall bear any legend required by, or useful for compliance with, applicable securities laws, this Plan, or the Option Agreement.

         9.       Restrictions on Shares

                  (a) Financial Covenants. The Company may be precluded from paying dividends on shares issued with respect to the exercise of any option granted under this Plan by the terms of financial covenants with any person that has purchased preferred equity or debt securities of, or loaned money to, the Company or any parent or subsidiary of the Company.

                  (b) Legending Share Certificates. In order to enforce the restrictions imposed upon shares hereunder, the Board may cause a legend or legends to be placed on any certificates representing shares issued upon the exercise of any reference to the restriction against sale of the shares for any period of time as may be required by an applicable law or regulation. If any restriction with respect to which a legend was placed on any certificate ceases to apply to shares represented by such certificate, the owner of the shares represented by such certificate may require the Company to cause the issuance of a new certificate not bearing the legend.

                  (c) Additional Restrictions. Additionally, the Board may impose restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which the shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

         10.      Use of Proceeds

         Proceeds realized pursuant to the exercise of options granted under this Plan shall constitute general funds of the Company.

         11.      Changes in Capital Structure

                  (a) No Impediment to Corporate Transactions. The existence of outstanding shares subject to options granted under this Plan shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Shares, the dissolution or liquidation of the Company's or any other corporation's assets or business, or any other corporate act, whether similar to the events described above or otherwise.

                  (b) Adjustments. If the outstanding shares of Common Shares are increased or decreased in number, or changed into, or exchanged for, a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities that may be granted under this Plan or with respect to which options may be granted under this Plan, the number and kind of securities as to which outstanding options may be exercised, and/or the option price at which outstanding options may be exercised, will be adjusted by the Board.

         12.      Definition of Parent and Subsidiary

         For the purposes of this Plan, a corporation shall be a parent of the Company only if (i) it is an unbroken chain or corporations ending with the Company, and (ii) at the time of granting of the option, each of the corporations in the chain other than the last corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         13.      No Representations

         Neither the Company nor the Board shall make any representations to any optionee or grantee concerning the specific legal or tax effects surrounding the grant or exercise of options to such grantee or optionee, it being a condition of each optionee's right to exercise any option that said optionee shall e subject to all applicable federal and state laws and regulations.

         14.      Limitation on Right of Action

         Any and all rights of action by the Company or any shareholder or shareholders of the Company against any past, present, or future members of the Board, or against any past or present employee, arising out of or in connection with the Plan or any act or omission related thereto, shall be limited to acts or omissions only that are the result of gross negligence or willful misconduct. Any such right of action shall terminate and forever be barred unless action is brought within one year of the time of the occurrence of the act or omission upon which liability is claimed.